Exhibit 99.1

Biovest Reports New BiovaxID® Cancer Vaccine Manufacturing

Site Has Been Completed at its Minnesota Cell Culture Center

Company also scheduled to present on personalized lymphoma

vaccine this week at Active Immunotherapeutics Forum in Barcelona

TAMPA, FL and MINNEAPOLIS, MN – May 11, 2011 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that construction has been completed for its new personalized cancer vaccine manufacturing site in Minnesota. The new BiovaxID®-dedicated production suites are part of an expansion project within Biovest’s 35,000 sq. ft. cell culture center in Coon Rapids, a suburb of Minneapolis, with funding provided by a public/private partnership with the State of Minnesota, the City of Coon Rapids and JMS Holdings, LLC. This new production space will accommodate manufacturing for Biovest’s late-stage, autologous, active immunotherapy for the treatment of non-Hodgkin’s lymphoma. BiovaxID was developed in collaboration with the National Cancer Institute, and Biovest is currently preparing for meetings with U.S. and international regulatory agencies to discuss the next steps in seeking approvals for BiovaxID based on positive Phase III clinical trial results.

Commenting on this development, Biovest’s President, Samuel S. Duffey, stated, “I congratulate our team in Coon Rapids for completing construction for the new dedicated BiovaxID manufacturing site within the timeline and budgetary goals we set. This is a key milestone as we are initiating the commissioning and validation processes with the facility currently undergoing comprehensive testing and review to ensure that the BiovaxID manufacturing “clean rooms” are consistent with our standards of operational excellence and will satisfy the regulatory criteria of an FDA inspection. Furthermore, I expect we will be producing BiovaxID vaccines in this new facility sometime this summer.”

Biovest also announced it is scheduled to present at the Active Immunotherapeutics Forum 2011 on Thursday, May 12th, being hosted at the Fira Palace in Barcelona, Spain. Dr. Carlos F. Santos, Biovest’s Senior Vice President, Scientific Affairs, Product Development & Regulatory Affairs, will present a clinical case study on BiovaxID as part of the Forum’s Plenary Session, titled, “Advancing Phase III Active Immunotherapy Programs: Just How Well Did the Pre-clinical and Early Clinical Trials Translate?” The Plenary Session is being chaired by Dr. David L. Urdal, Chief Scientific Officer for Dendreon Corporation, with other presenters representing Merck KGaA, the Paul-Ehrlich-Institut and the Cancer Research Institute. Dr. Santos will also participate in multiple group panel discussions in addition to his presentation as part of the Plenary Session.

To view the agenda for the Active Immunotherapeutics Forum Plenary Session: http://www.phacilitate.co.uk/pages/barcelona/agenda_d2_actim.html

To meet with Biovest at this event, please contact Douglas Calder at 813-507-2558 or dwcalder@biovest.com.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.